Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-4080	Arlington, Virginia 22209
	heroldl@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH-QUARTER RESULTS, PROVIDES
2010 GUIDANCE, AND INCREASES QUARTERLY CASH DIVIDEND
ARLINGTON, VA — (February 9, 2010) — The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the fourth quarter and year ended December 31, 2009. Revenues decreased 21% to $108.0 million for the fourth quarter of 2009 from $136.7 million for the fourth quarter of 2008. Net income for the fourth quarter of 2009 was $13.4 million, or $0.39 per diluted share, compared to a net loss of $5.8 million, or $0.17 per diluted share, for the same period of 2008. Adjusted net income was $13.7 million and Non-GAAP diluted earnings per share was $0.40 for the fourth quarter of 2009, which excludes the after-tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. Adjusted net income was $15.4 million and Non-GAAP diluted earnings per share was $0.45 for the fourth quarter of 2008.
For 2009, revenues were $442.9 million, a 21% decrease from $558.4 million for 2008. Net income for 2009 increased to $45.6 million from $44.8 million for 2008. Diluted earnings per share for 2009 was $1.33, an increase from $1.30 for 2008. Adjusted net income was $57.7 million and Non-GAAP diluted earnings per share was $1.68 for 2009. Adjusted net income was $66.1 million and Non-GAAP diluted earnings per share was $1.92 for 2008.
Contract Value at December 31, 2009 decreased by 19% as compared to December 31, 2008 due to reduced memberships from some large corporate members, decreased new sales due to macro-economic conditions, and expected Contract Value losses from programs that the Company consolidated during 2009. The average cross-sell ratio was 2.87, reflecting cross-sell ratios of 3.30 in the Company’s large corporate market and 1.79 for middle market customers.
“During the fourth quarter, we made continued operational progress and produced a solid year-end finish”, said Thomas Monahan, Chairman and Chief Executive Officer. “Our teams are delivering great outcomes for our members and establishing a foundation for sustained growth and impact. We anticipate improving sales, cross sales, and renewal activity across the year, and into the future. Since essentially all of our revenues come from renewable subscriptions, our recovery in contract value will precede our recovery in revenues. This dynamic puts near term pressure on margins, but sets us up well for higher profitability down the road.”
DIVIDEND INCREASE
CEB is increasing its quarterly dividend to $0.11 from $0.10 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on March 31, 2010 to stockholders of record at the close of business on March 15, 2010.

OUTLOOK FOR 2010
The Company announces 2010 annual guidance as follows: Revenues of $385 to $405 million; Non-GAAP diluted earnings per share of $0.85 to $1.10; Depreciation and amortization expense of $19.0 to $21.0 million; capital expenditures of approximately $8.0 million; and an Adjusted EBITDA margin of between 18.0% and 20.0%.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to net income excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$13,434	$(5,846)	$45,629	$44,797
Interest income, net	(389)	(674)	(1,787)	(4,268)
Depreciation and amortization	5,642	5,865	22,991	21,631
Provision for income taxes	7,405	964	27,989	33,291

EBITDA	$26,092	$309	$94,822	$95,451
Impairment loss	—	27,449	—	27,449
Costs associated with exit activities	—	—	11,518	—
Restructuring costs	1,053	8,006	8,568	8,006
Gain on acquisition	(680)	—	(680)	—

Adjusted EBITDA	$26,465	$35,764	$114,228	$130,906

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$13,434	$(5,846)	$45,629	$44,797
Adjustments, net of tax:
Impairment loss	—	16,469	—	16,469
Costs associated with exit activities	—	—	7,141	—
Restructuring costs	653	4,804	5,312	4,804
Gain on acquisition	(422)	—	(422)	—

Adjusted net income	$13,665	$15,427	$57,660	$66,070

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP diluted earnings (loss) per share	$0.39	$(0.17)	$1.33	$1.30
Adjustments, net of tax:
Impairment loss	—	0.48	—	0.48
Costs associated with exit activities	—	—	0.20	—
Restructuring costs	0.02	0.14	0.16	0.14
Gain on acquisition	(0.01)	—	(0.01)	—

Non-GAAP diluted earnings per share	$0.40	$0.45	$1.68	$1.92

With respect to the Company’s 2010 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income and Adjusted EBITDA to net income as projected for 2010 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2010 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, and the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2008 Annual Report on Form 10-K/A. The forward-looking statements in this press release are made as of February 9, 2010, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board drives faster, more effective decision making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, The Corporate Executive Board provides customers with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by an executive network that spans more than 50 countries and represents approximately 85% of the world’s Fortune 500 companies, The Corporate Executive Board offers unique research insights along with an integrated suite of exclusive tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics

	Selected	Three Months Ended		Selected	Year Ended
	Percentage	December 31,		Percentage	December 31,
	Changes	2009	2008	Changes	2009	2008
		(Unaudited)			(Unaudited)
		(In thousands, except percentages and per share data)

Financial Highlights (GAAP, as reported):
Revenues	(21.1)%	$107,952	$136,747	(20.7)%	$442,906	$558,352
Net income (loss)		$13,434	$(5,846)		$45,629	$44,797
Basic earnings (loss) per share		$0.39	$(0.17)		$1.34	$1.31
Diluted earnings (loss) per share		$0.39	$(0.17)		$1.33	$1.30
Weighted average shares outstanding:
Basic		34,145	34,037		34,111	34,205
Diluted		34,398	34,037		34,293	34,329

Other Operating Statistics:
Contract value (In thousands)					$393,737	$487,107
Average subscription price					$28,552	$30,714
Member institutions					4,812	5,114
Total membership subscriptions					13,790	15,747
Average subscriptions per member institution*					2.87	3.08
Client renewal rate**					78%	84%

*	Also known as “cross-sell ratio,” represents the average across all subscription memberships, including the traditional large company market average of 3.30 and 3.63 and the middle market average of 1.79 and 1.58 in 2009 and 2008, respectively.

**	Represents a client renewal rate of 83% and 88% for our traditional large company market and 70% and 71% for the middle market in 2009 and 2008, respectively.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except percentages and per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Percentage	December 31,		Percentage	December 31,
	Changes	2009	2008	Changes	2009	2008
		(Unaudited)			(Unaudited)

Operating Statistic
Contract Value (1) (at period end)	(19.2)%	$393,737	$487,107

Statements of Operations
Revenues	(21.1)%	$107,952	$136,747	(20.7)%	$442,906	$558,352

Cost and expenses:
Cost of services (2)		36,407	42,636		147,019	179,950
Member relations and marketing (2)		30,095	38,252		126,023	161,670
General and administrative (2)		15,101	16,233		59,415	76,120
Depreciation and amortization		5,642	5,865		22,991	21,631
Impairment loss		—	27,449		—	27,449
Costs associated with exit activities		—	—		11,518	—
Restructuring costs		1,053	8,006		8,568	8,006

Total costs and expenses		88,298	138,441		375,534	474,826

Income (loss) from operations		19,654	(1,694)		67,372	83,526

Other income (expense), net (3)		1,185	(3,188)		6,246	(5,438)

Income (loss) before provision for income taxes		20,839	(4,882)		73,618	78,088
Provision for income taxes		7,405	964		27,989	33,291

Net income (loss)		$13,434	$(5,846)		$45,629	$44,797

Basic earnings (loss) per share		$0.39	$(0.17)		$1.34	$1.31
Diluted earnings (loss) per share		$0.39	$(0.17)		$1.33	$1.30

Weighted average shares outstanding
Basic		34,145	34,037		34,111	34,205
Diluted		34,398	34,037		34,293	34,329

Percentages of Revenues
Cost of services		33.7%	31.2%		33.2%	32.2%
Member relations and marketing		27.9%	28.0%		28.5%	29.0%
General and administrative		14.0%	11.9%		13.4%	13.6%
Depreciation and amortization		5.2%	4.3%		5.2%	3.9%
Income from operations		18.2%	(1.2)%		15.2%	15.0%
EBITDA (4)		24.2%	0.2%		21.4%	17.1%
Adjusted EBITDA (4)		24.5%	26.2%		25.8%	23.4%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)	The following amounts relating to share-based compensation are included in the Statements of Operations above for the three months ended December 31, 2009 and 2008, respectively (in millions): Cost of services, $1.1 and $1.6, Member relations and marketing, $0.5 and $0.6 and General and administrative, $0.7 and $0.6. The following amounts relating to share-based compensation are included in the Statements of Operations above for the year ended December 31, 2009 and 2008, respectively (in millions): Cost of services, $4.7 and $6.0, Member relations and marketing, $1.3 and $1.4 and General and administrative, $4.7 and $5.1.

(3)	Other income (expense), net for the three months ended December 31, 2009 includes $0.4 million of interest income, a $0.5 million increase in the fair value of deferred compensation plan assets, a gain on acquisition of $0.7 million and a $0.1 million foreign currency gain offset by other expenses of $0.5 million. Other income for the three months ended December 31, 2008 includes $0.7 million of interest income offset by a $1.8 million foreign currency loss and a $2.1 million decrease in the fair value of deferred compensation plan assets. Other income for the year ended December 31, 2009 includes $1.8 million of interest income, a $2.7 million increase in the fair value of deferred compensation plan assets, $1.1 million foreign currency gain and a $0.7 million gain on acquisition offset by $0.1 million of other expense. Other income for the year ended December 31, 2008 includes $4.3 million of interest income offset by a $4.5 million decrease in the fair value of deferred compensation plan assets, a $3.4 million foreign currency loss and a $1.8 million write down of a cost method investment.

(4)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2009	2008
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$31,760	$16,214
Marketable securities	18,666	13,545
Membership fees receivable, net	125,716	127,007
Deferred income taxes, net	7,989	12,459
Deferred incentive compensation	9,721	12,621
Prepaid expenses and other current assets	9,584	9,140

Total current assets	203,436	190,986

Deferred income taxes, net	39,744	41,427
Marketable securities	25,784	46,344
Property and equipment, net	89,462	109,133
Goodwill	27,129	26,392
Intangible assets, net	12,246	17,266
Other non-current assets	25,394	14,644

Total assets	$423,195	$446,192

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$48,764	$66,178
Accrued incentive compensation	27,975	25,145
Deferred revenues	222,053	264,253

Total current liabilities	298,792	355,576

Deferred tax liabilities	867	—
Other liabilities	73,259	68,007

Total liabilities	372,918	423,583

Total stockholders’ equity	50,277	22,609

Total liabilities and stockholders’ equity	$423,195	$446,192

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$45,629	$44,797
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	22,991	21,631
Deferred income taxes	5,771	(22,064)
Share-based compensation	10,751	12,525
Gain on acquisition	(680)	—
Amortization of marketable securities premiums, net	691	695
Impairment loss	—	27,449
Costs associated with exit activities	11,518	—
Changes in operating assets and liabilities:
Membership fees receivable, net	3,622	36,112
Deferred incentive compensation	2,900	2,923
Prepaid expenses and other current assets	(91)	2,283
Other non-current assets	(9,525)	6,375
Accounts payable and accrued liabilities	(24,559)	11,053
Accrued incentive compensation	2,387	(6,210)
Deferred revenues	(47,512)	(60,548)
Other liabilities	4,681	8,211

Net cash flows provided by operating activities	28,574	85,232

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(7,052)	(42,483)
Cost method investment	(1,000)	(386)
Acquisition of businesses, net of cash acquired	5,173	(10,005)
Sales and maturities of marketable securities, net	14,409	36,535

Net cash flows provided by (used in) investing activities	11,530	(16,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	—	100
Proceeds from the issuance of common stock under the employee stock purchase plan	725	1,419
Purchase of treasury shares	(87)	(41,842)
Payment of dividends	(25,196)	(59,941)

Net cash flows used in financing activities	(24,558)	(100,264)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,546	(31,371)

Cash and cash equivalents, beginning of period	16,214	47,585

Cash and cash equivalents, end of period	$31,760	$16,214